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                                                                    Exhibit 23.1
[PriceWaterhouseCoopers ehf Letterhead]



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-56996) of our report dated March 9, 2001 relating to the financial statements, which appear in deCODE genetics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers ehf
Reykjavik, Iceland
March 23, 2001


/s/ Valdimar Guonason                          /s/ Vignir R. Gislason
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Valdimar Guonason                              Vignir R. Gislason